Exhibit 5.1

June 3, 2013

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Ladies and Gentlemen:

We have acted as special counsel to (i) Tempur Sealy International, Inc., a Delaware corporation (the “Company”), and each of the entities identified on Exhibit A attached hereto (the “Guarantors”, and collectively with the Company, the “Opinion Parties”), in connection with the Company’s offer (the “Exchange Offer”) to exchange up to $375,000,000 aggregate principal amount of its 6.875% Senior Notes due 2020 (the “Exchange Notes”) and the guarantees as to the payment of principal and interest on the Exchanges Notes by the Guarantors (the “Exchange Note Guarantees”) for any and all of its outstanding 6.875% Senior Notes due 2020 (the “Old Notes”) and existing guarantees as to the payment of principal and interest on the Old Notes by certain subsidiaries of the Company (the “Old Guarantees”) pursuant to a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and prospectus forming a part of such Registration Statement (the “Prospectus”) filed with the Securities and Exchange Commission on the date hereof. The Old Notes and the Old Guarantees were issued and the Exchange Notes and the Exchange Note Guarantees are to be issued under the Indenture, dated as of December 19, 2012 (the “Base Indenture”), by and among the Company, certain subsidiaries of the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by that certain Supplemental Indenture, dated as of March 18, 2013, by and among the Company, certain subsidiaries of the Company and the Trustee (collectively with the Base Indenture, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as to the validity of the Exchange Notes or the Exchange Note Guarantees. Our representation of the Opinion Parties has been as special counsel for the purposes stated above.

In connection with this opinion, we have examined originals or copies of the Registration Statement, the Indenture and the form of Exchange Note. In addition, we have examined such corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials that we reviewed were and are accurate and (vi) all representations made by the Opinion Parties as to matters of fact in the documents that we reviewed were and are accurate.

Upon the basis of the foregoing, we are of the opinion that when the Exchange Notes and the Exchange Note Guarantees are duly executed, authenticated and delivered in exchange for the Old Notes and the Old Guarantees in accordance with the terms of the Indenture and the Exchange Offer, the Exchange Notes will be valid and binding obligations of the Company, and each of the Exchange Note Guarantees thereof by each respective Guarantor will be the valid and binding obligation of each such Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling and similar laws affecting creditors’ rights and remedies generally (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights), concepts of reasonableness and equitable principles of general applicability; provided that, we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; (ii) (1) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (2) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Opinion Party’s obligation; and (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that

(i)	the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;

(ii)	the Indenture is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of each of the Opinion Parties);

(iii)	there shall not have occurred any change in law affecting the validity or enforceability of any of the Exchange Notes or the Exchange Note Guarantees; and

(iv)	no party nor any other person has acted in a manner, and no other event has occurred since the date of execution, adoption, effectiveness or delivery of the Indenture that would effect an amendment, modify the interpretation thereof or cause any statement made herein not to be true and complete.

We have also assumed that neither the issuance and delivery of the Exchange Notes or the Exchange Note Guarantees, nor the compliance by the Company or the Guarantors with the terms of the Exchange Notes or the Exchange Note Guarantees, respectively, will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Guarantors, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors.

We are members of the Bar of the State of New York and the foregoing opinion is limited to (i) the internal, substantive laws of the State of New York as applied by the courts located in New York; (ii) the General Corporation Law of the State of Delaware, (iii) the Limited Liability Company Act of the State of Delaware; (iv) the Revised Uniform Limited Partnership Act of the State of Delaware; (v) the Massachusetts Business Corporations Act; (vi) the Maryland General Corporation Law; (vii) the Virginia Stock Corporation Act; (viii) the Virginia Limited Liability Company Act; (ix) the California Corporations Code; (x) the New York Business Corporation Law; and (xi) the federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by the laws of Georgia, Illinois, Michigan, Minnesota, Missouri, North Carolina, Ohio, Tennessee and Texas, we have relied, without independent inquiry or investigation, on the opinions of FisherBroyles, LLP (with respect to the laws of Georgia), Baker & McKenzie LLP (with respect to the laws of Illinois), Fraser Trebilcock Davis & Dunlap, P.C. (with respect to the laws of Michigan), Fredrikson & Byron, P.A. (with respect to the laws of Minnesota), Husch Blackwell LLP (with respect to the laws of Missouri), Kanipe Law Firm, PLLC (with respect to the laws of North Carolina), Vorys, Sater, Seymour and Pease LLP (with respect to the laws of Ohio), Bradley Arant Boult Cummings LLP (with respect to the laws of Tennessee) and Thompson & Knight L.L.P. (with respect to the laws of Texas), respectively, each filed with the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Exchange Offer and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In rendering this opinion and giving this consent, we do not admit that we are “experts” within the meaning of the Securities Act.

Very truly yours,

/s/    Bingham McCutchen LLP

Bingham McCutchen LLP

Exhibit A

Guarantors	Jurisdiction of Organization

Tempur-Pedic Management, LLC	Delaware

Tempur-Pedic North America, LLC	Delaware

Tempur Production USA, LLC	Virginia

Tempur World, LLC	Delaware

Tempur-Pedic Technologies, Inc.	Delaware

Dawn Sleep Technologies, Inc.	Delaware

Tempur-Pedic Manufacturing, Inc.	Delaware

Tempur-Pedic Sales, Inc.	Delaware

Tempur-Pedic America, LLC	Delaware

Ohio-Sealy Mattress Manufacturing Co.	Georgia

Sealy Mattress Company of Kansas City, Inc.	Missouri

Sealy Mattress Company of Illinois	Illinois

A. Brandwein & Co.	Illinois

Sealy of Minnesota, Inc.	Minnesota

Sealy Mattress Company	Ohio

North American Bedding Company f/k/a The Stearns & Foster Upholstery Furniture Company	Ohio

Sealy, Inc.	Ohio

Sealy Mattress Company of Puerto Rico	Ohio

SEALY TECHNOLOGY LLC	North Carolina

Sealy Real Estate, Inc.	North Carolina

Sealy Texas Management, Inc.	Texas

Sealy Mattress Company of Memphis	Tennessee

Sealy Mattress Company of Michigan, Inc.	Michigan

Sealy Corporation	Delaware

Sealy Mattress Corporation	Delaware

Ohio-Sealy Mattress Manufacturing Co. Inc.	Massachusetts

Sealy Mattress Company of Albany, Inc.	New York

Sealy of Maryland and Virginia, Inc.	Maryland

The Ohio Mattress Company Licensing and Components Group	Delaware

Sealy Mattress Manufacturing Company, Inc.	Delaware

Sealy-Korea, Inc.	Delaware

Mattress Holdings International, LLC	Delaware

Western Mattress Company	California

Sealy Mattress Co. of S.W. Virginia	Virginia

Advanced Sleep Products	California

Sealy Components-Pads, Inc.	Delaware